Exhibit 99.1

NEWS RELEASE
35

CONTACTS
Media	Investor Relations
Mike Martin – 585-218-3669	Bob Czudak – 585-218-3668
Kevin Harwood – 585-218-3666

Constellation Brands’ Q3 Net Sales Up, Fueled by Imported Beer and Branded Wine

•	Net sales up 18% to $1.5 billion; branded business net sales up 18%
•	Reported diluted EPS $0.45 compared to $0.46 for the prior year
•	Comparable basis diluted EPS up 12% to $0.58
•	Company revises fiscal 2007 EPS guidance

          FAIRPORT, N.Y., Jan. 4, 2007 – Constellation Brands, Inc. (NYSE: STZ, ASX: CBR), a leading international producer and marketer of beverage alcohol, today reported record net sales of $1.5 billion for the quarter ended Nov. 30, 2006 (“third quarter 2007”).  Net sales were up 18 percent over prior year, primarily due to the June 5, 2006, acquisition of Vincor International Inc. (“Vincor”), and from growth in the base business.  Branded business net sales grew 18 percent.  This increase was due to the addition of Vincor and four percent growth for branded business organic net sales on a constant currency basis.

          “Strong imported beer performance, growth from branded wine in North America, and the addition of Vincor generated solid results for the quarter,” said Richard Sands, Constellation Brands chairman and chief executive officer.  “We continue to be very optimistic about our portfolio’s long-term growth potential, although our third quarter results reflect ongoing softness in our U.K. branded wine business as very challenging market conditions persist.”

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Third Quarter 2007 Financial Highlights*
(in millions, except per share data)

	Reported	Change		Comparable	Change

Operating income	$236	+7%		$279	+15%
Operating margin	15.7%	-180	bps	18.6%	-50	bps
Net income	$108	-1%		$139	+13%
Diluted EPS	$0.45	-2%		$0.58	+12%

Third Quarter 2007 Net Sales Highlights*
(in millions)

	Reported			Organic

	Net Sales	Change	Constant Currency Change	Net Sales	Change	Constant Currency Change

Consolidated	$1,501	18%	16%	$1,349	7%	4%
Branded Business	$1,210	18%	17%	$1,069	5%	4%
Branded Wine	$816	21%	20%	$675	0%	-1%
Imported Beers	$304	16%	16%	$304	16%	16%
Spirits	$90	4%	4%	$90	4%	4%
Wholesale/other	$291	19%	10%	$281	14%	6%

* Definitions of reported, comparable, organic and constant currency, as well as reconciliations of non-GAAP financial measures, are contained elsewhere in this news release.

Net Sales Commentary

          Branded wine net sales growth reflects the addition of Vincor and a one percent decrease in branded wine organic net sales on a constant currency basis.  Organic growth of branded wine for North America was more than offset by a decrease in Europe.

          Net sales of branded wine for North America increased 29 percent due to the Vincor acquisition and four percent growth in the base business.  Branded wine net sales for Australia/New Zealand increased nine percent due to Vincor and a decrease of two percent in the base business.  Net sales of branded wine for Europe increased four percent (negative three percent on a constant currency basis) reflecting the addition of Vincor and a decrease of nine percent in the base business (negative 16 percent on a constant currency basis).

          The decrease in Europe was primarily in the U.K., reflecting lower volumes and the impact of the large retailers benefiting from a highly competitive environment, particularly given the availability of low cost bulk Australian wine.  Additionally, competitive conditions have not allowed the annual U.K. duty increase to be passed on to retailers.  The company believes this situation is unlikely to change in the near term, and Constellation continues to focus on increasing its operating efficiencies in this intensely competitive market.

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          There are signs that the industry could see a firming of the Australian bulk wine market.  In Australia, ongoing drought and late spring frost could reduce the wine grape harvest by approximately 15 to 25 percent in 2007 according to industry projections, versus the large 2006 harvest.  The effects of ongoing drought conditions may also impact the size of the 2008 harvest.  Significant reductions in the 2007 and 2008 harvests could impact the oversupply and may result in firming prices for Australian bulk wine.

          Organic net sales for wholesale and other increased six percent on a constant currency basis, primarily from growth in the company’s U.K. wholesale business.

          The 16 percent increase in imported beers net sales was primarily due to volume growth in Constellation’s Mexican beer portfolio, which includes Corona Extra, Corona Light, Pacifico, Modelo Especial and Negra Modelo, as well as growth in the St. Pauli Girl brand.

          “Constellation’s imported beer business delivered strong third quarter growth as consumers continued to trade up in the category, and both the bottle supply and inventory levels for Corona Extra and Corona Light improved during the quarter,” stated Sands.  “Crown Imports LLC, the joint venture formed by Constellation Brands and Grupo Modelo to import and market beer in the United States and Guam, commenced operations on Jan. 2, 2007, and the transition to a single importer and marketer is progressing as planned.”

          Total spirits net sales increased four percent for third quarter 2007.  Investments behind the company’s premium spirits brands helped drive a six percent increase in branded spirits, while contract production services decreased seven percent.

          “We continue to build our premium spirits portfolio with focus on our investment brands including Effen Vodka, Cocktails by Jenn and Ridgemont Reserve 1792 bourbon, and priority growth brands such as Black Velvet Canadian whisky, Meukow cognac and Chi-Chi’s prepared cocktails,” said Sands.

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Operating Income, Net Income, Diluted EPS Commentary

          For third quarter 2007, operating income increased primarily due to the acquisition of Vincor, as well as growth in the base business. The company incurred $4.4 million of stock-based compensation expense (“stock compensation expense”) for third quarter 2007 related to the company’s March 1, 2006, adoption of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“SFAS 123(R)”).  The recognition of stock compensation expense reduced operating income growth by approximately two percentage points.  For the quarter, the company also recorded approximately $1.0 million for its share of start-up and transition expenses related to building out the infrastructure in the eastern United States for Crown Imports LLC joint venture.

          Wines segment operating margin decreased 70 basis points.  This is primarily due to competitive U.K. market conditions that have made it difficult for the company to pass along the annual duty increase and the impact of lower U.K. sales on fixed cost absorption.  The impact of these factors was somewhat offset by synergies and mix benefit from the Vincor acquisition.  Beers and spirits segment operating margin declined 140 basis points for the quarter, primarily due to higher transportation costs for imported beers, increased material costs for spirits and higher spending behind premium spirits.

          Interest expense increased 52 percent to $73.1 million for third quarter 2007, primarily due to the financing of the Vincor acquisition and higher average interest rates.  The reported effective tax rate for third quarter 2007 was 37.7 percent compared with 39.4 percent for third quarter 2006.  The comparable basis effective tax rate was 36.1 percent for third quarter 2007 versus 39.3 percent for the prior year period.

Stock Repurchases

          During third quarter 2007, the company purchased approximately 652,000 shares of its class A common stock at an aggregate cost of $18 million, or at an average cost of $27.65 per share.  This completes purchases under the company’s previously announced $100 million share repurchase program.

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Summary

          “We continue to harvest opportunities from our existing portfolio, new product development, strategic partnerships and acquisitions,” explained Sands.  “We are evaluating strategic options to address challenges in the U.K. market and strengthen our long-term position, while we maintain our focus on improving efficiency.  Our commitment to improving upon Constellation’s leadership position in beverage alcohol and creating shareholder value, while increasing our return on invested capital, is unwavering.  Opportunities such as our acquisition of Vincor expand and complement Constellation’s portfolio breadth and geographic and distribution scale, and we are pleased with the performance of the Vincor brands, as well as with the seamless integration of Vincor operations into Constellation’s international footprint.   Additionally, we are encouraged and optimistic about the growth potential for our Crown Imports beer joint venture in fiscal 2008 and beyond.  We believe there continue to be opportunities to harvest additional long-term growth and value creation,” concluded Sands.

Outlook

          The table below sets forth management’s current diluted earnings per share expectations for fiscal year 2007 compared to fiscal year 2006 actual results, both on a reported basis and a comparable basis.  For comparison purposes, the table also provides actual comparable basis diluted earnings per share, including pro forma stock compensation expense, as though the company had adopted SFAS 123(R) for fiscal year 2006.

          Primarily due to the increasingly competitive U.K. market conditions, the company has revised its fiscal 2007 comparable basis diluted EPS outlook to $1.65 to $1.70 from the company’s previous estimate of $1.72 to $1.76.

          With respect to the table, reconciliations of reported information to comparable information and to comparable information, including pro forma stock compensation expense, are included in this news release.

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Constellation Brands Fiscal Year 2007
Diluted Earnings Per Share Outlook

	Reported Basis		Comparable Basis		Comparable Basis, Including Pro Forma Stock Compensation Expense

	FY07 Estimate	FY06 Actual	FY07 Estimate	FY06 Actual	FY06 Actual

Fiscal Year Ending Feb. 28	$1.32 - $1.37	$1.36	$1.65 - $1.70	$1.59	$1.44

Full-year fiscal 2007 guidance includes the following assumptions:

•	Net sales growth: low double digit to low teens
•	Interest expense: approximately $265 million
•	Stock compensation expense: approximately $18 million
•

Tax rate: approximately 39.2 percent on a reported basis, which includes a provision of 2.3 percent primarily related to the sale of Strathmore water and the Fiscal 2007 Wine Plan, or 36.9 percent on a comparable basis

•	Weighted average diluted shares outstanding: approximately 240 million
•	Free cash flow: $155 - $175 million

Conference Call

          A conference call to discuss third quarter 2007 results and outlook for fiscal 2007 will be hosted by Chairman and Chief Executive Officer Richard Sands and Executive Vice President and Chief Financial Officer Tom Summer on Thursday, Jan. 4, 2007 at 10:00 a.m. (eastern).  The conference call can be accessed by dialing +973-935-8505 beginning 10 minutes prior to the start of the call.  A live listen-only webcast of the conference call, together with a copy of this news release (including the attachments) and other financial information that may be discussed in the call will be available on the Internet at Constellation’s Web site: www.cbrands.com under “Investors,” prior to the call.

Explanations

          Reported basis (“reported”) operating income, net income and diluted earnings per share are as reported under generally accepted accounting principles.  Operating income, net income and diluted earnings per share on a comparable basis (“comparable”), exclude acquisition-related integration costs, restructuring and related charges and unusual items.  The company’s measure of segment profitability excludes acquisition-related integration costs, restructuring and related charges and unusual items, which is consistent with the measure used by management to evaluate results.

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          The company discusses additional non-GAAP measures in this news release, including constant currency net sales, organic net sales, comparable basis EBIT, free cash flow and comparable basis diluted earnings per share, including pro forma stock compensation expense.

          Tables reconciling non-GAAP measures, together with definitions of these measures and the reasons management uses these measures, are included in this news release.

About Constellation Brands

          Constellation Brands, Inc. is a leading international producer and marketer of beverage alcohol brands with a broad portfolio across the wine, spirits and imported beer categories.  Well-known brands in Constellation’s portfolio include: Almaden, Arbor Mist, Vendange, Woodbridge by Robert Mondavi, Hardys, Goundrey, Nobilo, Kim Crawford, Alice White, Ruffino, Kumala, Robert Mondavi Private Selection, Rex Goliath, Toasted Head, Blackstone, Ravenswood, Estancia, Franciscan Oakville Estate, Inniskillin, Jackson-Triggs, Simi, Robert Mondavi Winery, Stowells, Blackthorn, Black Velvet, Mr. Boston, Fleischmann’s, Paul Masson Grande Amber Brandy, Chi-Chi’s, 99 Schnapps, Ridgemont Reserve 1792 and Effen Vodka.  Constellation Brands, through Crown Imports LLC, imports and markets Corona Extra, Corona Light, Pacifico, Modelo Especial, Negra Modelo, St. Pauli Girl and Tsingtao beers.  For additional information about Constellation Brands, as well as its product portfolio, visit the company’s Web site at www.cbrands.com.

Forward Looking Statements

          The statements made under the heading Outlook, as well as all other statements set forth in this news release which are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by the forward-looking statements.

          During the quarter, Constellation may reiterate the estimates set forth above under the heading Outlook and elsewhere in this news release (collectively, the “Projections”).  Prior to the start of the company’s quiet period, which will begin at the close of business on Feb. 14, 2007, the public can continue to rely on the Projections as still being Constellation’s current expectations on the matters covered, unless Constellation publishes a notice stating otherwise.

          Commencing at the close of business on Feb. 14, 2007, Constellation will observe a “quiet period” during which the Projections should not be considered to constitute the company’s expectations.  During the quiet period, the Projections should be considered to be historical, speaking as of prior to the quiet period only and not subject to update by the company.

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          The company’s forward-looking statements are based on management’s current expectations and, unless otherwise noted, do not take into account the impact of any future acquisition, merger or any other business combination, divestiture, restructuring or other strategic business realignments, or financing that may be completed after the date of this release.  Any projections of future results of operations, and in particular, (i) the company’s estimated diluted earnings per share on a reported basis for fiscal 2007, and (ii) the company’s estimated diluted earnings per share on a comparable basis for fiscal 2007 should not be construed in any manner as a guarantee that such results will in fact occur.  In addition to the risks and uncertainties of ordinary business operations, the forward-looking statements of the company contained in this news release are also subject to the following risks and uncertainties: Constellation’s ability to integrate Vincor’s business successfully and realize expected synergies; the continued strength of Vincor’s relationships with its employees, suppliers and customers; the accuracy of the bases for forecasts relating to Vincor’s business; final management determinations and independent appraisals vary materially from current management estimates of the fair value of assets acquired and liabilities assumed in the Vincor acquisition; the company’s restructuring and related charges, acquisition-related integration costs and purchase accounting adjustments associated with the Vincor integration plan (announced in July 2006) and the company’s restructuring and related charges associated with the Fiscal 2007 Wine Plan (announced in August 2006) and its global wine restructuring plan announced in February 2006 vary materially from management’s current estimates of these charges, costs and adjustments due to variations in one or more of anticipated headcount reductions, contract terminations, or costs of implementation of these plans; the company achieving all of the expected cost savings from its Fiscal 2007 Wine Plan, from its Vincor integration plan and from its global wine restructuring plan due to, with respect to any or all of these plans, lower than anticipated reductions in headcount or other expenses, or a delay or greater than anticipated costs in their implementation; the company realizes lower than expected proceeds from sale of assets identified for sale under the Fiscal 2007 Wine Plan and consequently incurs a greater than expected loss on the sale of such assets; the company achieving certain sales projections and meeting certain cost targets; wholesalers and retailers may give higher priority to products of the company’s competitors; raw material supply, production or shipment difficulties could adversely affect the company’s ability to supply its customers; increased competitive activities in the form of pricing, advertising and promotions could adversely impact consumer demand for the company’s products and/or result in higher than expected selling, general and administrative expenses; a general decline in alcohol consumption; increases in excise and other taxes on beverage alcohol products; governmental bodies may increase tax rates; proportionately, the company’s taxable income may be higher than expected in jurisdictions with higher tax rates; and changes in interest rates and foreign currency exchange rates.  In addition, on Jan. 2, 2007, the company formed a joint venture with Grupo Modelo for the purpose of importing and marketing Modelo’s Mexican beer portfolio into the United States and Guam.  Risks and uncertainties associated with this joint venture include, among others, the joint venture’s ability to operate the business successfully, the joint venture’s ability to develop appropriate standards, controls, procedures and policies for the growth and management of the joint venture and the strength of the joint venture’s relationships with its employees, suppliers and customers.

          For additional information about risks and uncertainties that could adversely affect the company’s forward-looking statements, please refer to the company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended Feb. 28, 2006, which contain a discussion of additional factors that may affect Constellation’s business.  The factors discussed in these reports could cause actual future performance to differ from current expectations.

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Constellation Brands, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

	November 30, 2006	February 28, 2006

Assets
Current Assets:
Cash and cash investments	$34.7	$10.9
Accounts receivable, net	1,159.6	771.9
Inventories	2,138.9	1,704.4
Prepaid expenses and other	303.2	213.7

Total current assets	3,636.4	2,700.9
Property, plant and equipment, net	1,706.1	1,425.3
Goodwill	3,089.1	2,193.6
Intangible assets, net	1,161.3	883.9
Other assets, net	252.4	196.9

Total assets	$9,845.3	$7,400.6

Liabilities and Stockholders' Equity
Current Liabilities:
Notes payable to banks	$316.8	$79.9
Current maturities of long-term debt	59.7	214.1
Accounts payable	543.4	312.8
Accrued excise taxes	94.6	76.7
Other accrued expenses and liabilities	828.7	614.6

Total current liabilities	1,843.2	1,298.1
Long-term debt, less current maturities	3,949.4	2,515.8
Deferred income taxes	457.9	371.2
Other liabilities	266.9	240.3

Total liabilities	6,517.4	4,425.4
Total stockholders' equity	3,327.9	2,975.2

Total liabilities and stockholders' equity	$9,845.3	$7,400.6

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Constellation Brands, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share data)

	Three Months Ended		Nine Months Ended

	November 30, 2006	November 30, 2005	November 30, 2006	November 30, 2005

Sales	$1,834.2	$1,567.9	$4,979.3	$4,402.9
Excise taxes	(333.4)	(300.8)	(905.1)	(847.3)

Net sales	1,500.8	1,267.1	4,074.2	3,555.6
Cost of product sold	(1,055.6)	(882.9)	(2,895.6)	(2,517.4)

Gross profit	445.2	384.2	1,178.6	1,038.2
Selling, general and administrative expenses	(197.8)	(156.9)	(574.8)	(478.5)
Restructuring and related charges	(2.1)	(4.3)	(26.1)	(8.4)
Acquisition-related integration costs	(9.5)	(1.6)	(17.6)	(15.9)

Operating income	235.8	221.4	560.1	535.4
Equity in earnings (loss) of equity method investees	10.4	6.5	10.7	5.7
Gain on change in fair value of derivative instrument	—	—	55.1	—
Interest expense, net	(73.1)	(48.1)	(194.3)	(142.3)

Income before income taxes	173.1	179.8	431.6	398.8
Provision for income taxes	(65.3)	(70.8)	(169.9)	(131.7)

Net income	107.8	109.0	261.7	267.1
Dividends on preferred stock	—	(2.5)	(4.9)	(7.4)

Income available to common stockholders	$107.8	$106.5	$256.8	$259.7

Earnings Per Common Share:
Basic - Class A Common Stock	$0.47	$0.49	$1.14	$1.19
Basic - Class B Common Stock	$0.42	$0.44	$1.04	$1.08
Diluted	$0.45	$0.46	$1.09	$1.12
Weighted Average Common Shares Outstanding:
Basic - Class A Common Stock	209.524	197.220	203.113	196.432
Basic - Class B Common Stock	23.837	23.888	23.845	23.916
Diluted	239.396	238.583	239.889	238.669

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Constellation Brands, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Nine Months Ended

	November 30, 2006	November 30, 2005

Cash Flows From Operating Activities
Net income	$261.7	$267.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant and equipment	92.2	86.3
Deferred tax provision	31.5	38.8
Loss on disposal of business	16.9	—
Stock-based compensation expense	12.1	0.2
Non-cash portion of loss on extinguishment of debt	11.8	—
Loss on disposal of assets	10.7	1.9
Amortization of intangible and other assets	6.0	6.0
Gain on change in fair value of derivative instrument	(55.1)	—
Equity in (earnings) loss of equity method investees	(10.7)	(5.7)
Proceeds from early termination of derivative instruments	—	42.9
Change in operating assets and liabilities, net of effects from purchases and sales of businesses:
Accounts receivable, net	(275.7)	(161.5)
Inventories	(147.7)	(255.5)
Prepaid expenses and other current assets	(45.1)	7.3
Accounts payable	172.0	172.6
Accrued excise taxes	13.3	6.9
Other accrued expenses and liabilities	24.4	85.8
Other, net	(0.2)	(10.8)

Total adjustments	(143.6)	15.2

Net cash provided by operating activities	118.1	282.3

Cash Flows From Investing Activities
Purchase of business, net of cash acquired	(1,093.7)	(45.8)
Purchases of property, plant and equipment	(135.6)	(91.6)
Payment of accrued earn-out amount	(3.7)	(3.1)
Proceeds from maturity of derivative instrument	55.1	—
Proceeds from sales of businesses	28.4	17.8
Proceeds from sales of assets	8.8	119.1
Proceeds from sales of equity method investment	—	36.0
Investment in equity method investee	—	(2.7)
Other investing activities	(0.4)	(4.9)

Net cash (used in) provided by investing activities	(1,141.1)	24.8

Cash Flows From Financing Activities
Proceeds from issuance of long-term debt	3,695.0	—
Net proceeds from notes payable	210.5	111.1
Exercise of employee stock options	51.3	21.0
Excess tax benefits from stock-based payment awards	12.0	—
Proceeds from employee stock purchases	3.3	3.1
Principal payments of long-term debt	(2,780.3)	(425.3)
Purchases of treasury stock	(100.0)	—
Payment of issuance costs of long-term debt	(20.2)	—
Payment of preferred stock dividends	(7.3)	(7.4)

Net cash provided by (used in) financing activities	1,064.3	(297.5)

Effect of exchange rate changes on cash and cash investments	(17.5)	(0.8)

Net increase in cash and cash equivalents	23.8	8.8
Cash and cash investments, beginning of period	10.9	17.6

Cash and cash investments, end of period	$34.7	$26.4

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Constellation Brands, Inc. and Subsidiaries
SEGMENT INFORMATION
(in millions)

	Three Months Ended

	November 30, 2006	November 30, 2005	Percent Change

Segment Net Sales and Operating Income
Constellation Wines
Branded wine net sales	$815.9	$672.2	21%
Wholesale and other net sales	291.3	245.5	19%

Segment net sales	$1,107.2	$917.7	21%
Operating income	$214.3	$184.4	16%
% Net sales	19.4%	20.1%
Constellation Beers and Spirits
Imported beers net sales	$303.8	$262.8	16%
Spirits net sales	89.8	86.6	4%

Segment net sales	$393.6	$349.4	13%
Operating income	$77.3	$73.3	5%
% Net sales	19.6%	21.0%
Corporate Operations and Other
Consolidated net sales	$1,500.8	$1,267.1	18%
Operating income	$(12.6)	$(15.3)	(18)%
% Net sales	(0.8)%	(1.2)%

	Nine Months Ended

	November 30, 2006	November 30, 2005	Percent Change

Segment Net Sales and Operating Income
Constellation Wines
Branded wine net sales	$2,049.6	$1,724.6	19%
Wholesale and other net sales	814.4	743.9	9%

Segment net sales	$2,864.0	$2,468.5	16%
Operating income	$474.3	$404.1	17%
% Net sales	16.6%	16.4%
Constellation Beers and Spirits
Imported beers net sales	$953.5	$837.4	14%
Spirits net sales	256.7	249.7	3%

Segment net sales	$1,210.2	$1,087.1	11%
Operating income	$251.7	$236.9	6%
% Net sales	20.8%	21.8%
Corporate Operations and Other
Consolidated net sales	$4,074.2	$3,555.6	15%
Operating income	$(44.8)	$(43.9)	2%
% Net sales	(1.1)%	(1.2)%

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Constellation Brands, Inc. and Subsidiaries
GEOGRAPHIC INFORMATION
(in millions)

	Three Months Ended		Percent Change	Currency Impact	Constant Currency Percent Change(3)

	November 30, 2006	November 30, 2005

Geographic Net Sales (1)(2)
North America	$990.6	$807.1	23%	—	23%
Branded wine	$580.2	$449.5	29%	—	29%
Imported beers	$303.8	$262.8	16%	—	16%
Spirits	$89.8	$86.6	4%	—	4%
Wholesale and other	$16.8	$8.2	105%	—	105%
Europe	$413.2	$370.8	11%	8%	3%
Branded wine	$143.9	$138.2	4%	7%	(3)%
Wholesale and other	$269.3	$232.6	16%	9%	7%
Australia/New Zealand	$97.0	$89.2	9%	(1)%	9%
Branded wine	$91.8	$84.5	9%	(1)%	9%
Wholesale and other	$5.2	$4.7	11%	—	11%

	Nine Months Ended				Constant Currency Percent Change(3)

	November 30, 2006	November 30, 2005	Percent Change	Currency Impact

Geographic Net Sales (1)(2)
North America	$2,673.9	$2,241.2	19%	—	19%
Branded wine	$1,431.8	$1,133.9	26%	—	26%
Imported beers	$953.5	$837.4	14%	—	14%
Spirits	$256.7	$249.7	3%	—	3%
Wholesale and other	$31.9	$20.2	58%	—	58%
Europe	$1,133.0	$1,063.1	7%	3%	4%
Branded wine	$369.9	$353.9	5%	3%	2%
Wholesale and other	$763.1	$709.2	8%	3%	5%
Australia/New Zealand	$267.3	$251.3	6%	(3)%	9%
Branded wine	$247.9	$236.8	5%	(3)%	8%
Wholesale and other	$19.4	$14.5	34%	(3)%	37%

(1)	Refer to discussion under "Reconciliation of Reported, Organic and Constant Currency Net Sales" on following page for definition of constant currency net sales and reasons for use.

(2)	Net sales are attributed to countries based on the location of the selling company.

(3)	May not sum due to rounding as each item is computed independently.

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Constellation Brands, Inc. and Subsidiaries
RECONCILIATION OF REPORTED, ORGANIC AND CONSTANT CURRENCY NET SALES
(in millions)

As the Company acquired Vincor on June 5, 2006, organic net sales are defined by the Company for third quarter fiscal 2007 and nine months fiscal 2007 as reported net sales for the respective period less net sales of Vincor products during the period from September 1, 2006, through November 30, 2006, and June 5, 2006, through November 30, 2006, respectively.  Organic net sales and percentage increase (decrease) in constant currency net sales (which excludes the impact of year over year currency exchange rate fluctuations) are provided because management uses this information in monitoring and evaluating the underlying business trends of the continuing operations of the company.  In addition, the company believes this information provides investors better insight on underlying business trends and results in order to evaluate year over year financial performance.

	Three Months Ended		Percent Change	Currency Impact	Constant Currency Percent Change(1)	Nine Months Ended		Percent Change	Currency Impact	Constant Currency Percent Change(1)

	November 30, 2006	November 30, 2005				November 30, 2006	November 30, 2005

Consolidated Net Sales
Branded wine	$815.9	$672.2	21%	1%	20%	$2,049.6	$1,724.6	19%	—	19%
Wholesale and other	291.3	245.5	19%	9%	10%	814.4	743.9	9%	3%	7%
Imported beers	303.8	262.8	16%	—	16%	953.5	837.4	14%	—	14%
Spirits	89.8	86.6	4%	—	4%	256.7	249.7	3%	—	3%

Consolidated reported net sales	1,500.8	1,267.1	18%	2%	16%	4,074.2	3,555.6	15%	1%	14%
Less: Vincor (2)	(151.4)	—				(280.3)	—

Consolidated organic net sales	$1,349.4	$1,267.1	7%	2%	4%	$3,793.9	$3,555.6	7%	1%	6%

Branded Business Net Sales (3)
Branded wine	$815.9	$672.2	21%	1%	20%	$2,049.6	$1,724.6	19%	—	19%
Imported beers	303.8	262.8	16%	—	16%	953.5	837.4	14%	—	14%
Spirits	89.8	86.6	4%	—	4%	256.7	249.7	3%	—	3%

Branded business reported net sales	1,209.5	1,021.6	18%	1%	17%	3,259.8	2,811.7	16%	—	16%
Less: Vincor (2)	(140.9)	—				(262.1)	—

Branded business organic net sales	$1,068.6	$1,021.6	5%	1%	4%	$2,997.7	$2,811.7	7%	—	7%

Branded Wine Net Sales
Branded wine reported net sales	$815.9	$672.2	21%	1%	20%	$2,049.6	$1,724.6	19%	—	19%
Less: Vincor (2)	(140.9)	—				(262.1)	—

Branded wine organic net sales	$675.0	$672.2	—	1%	(1)%	$1,787.5	$1,724.6	4%	—	3%

Wholesale and Other Net Sales
Wholesale and other reported net sales	$291.3	$245.5	19%	9%	10%	$814.4	$743.9	9%	3%	7%
Less: Vincor (2)	(10.5)	—				(18.2)	—

Wholesale and other organic net sales	$280.8	$245.5	14%	8%	6%	$796.2	$743.9	7%	3%	4%

(1)	May not sum due to rounding as each item is computed independently.

(2)	For the period September 1, 2006, through November 30, 2006, and June 5, 2006, through November 30, 2006, respectively.

(3)	Branded business net sales includes the branded wine, imported beers and spirits product categories and excludes the wholesale and other product category.

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Constellation Brands, Inc. and Subsidiaries
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share data)

The company reports its financial results in accordance with generally accepted accounting principles in the U.S. (“GAAP”).  However, non-GAAP financial measures, as defined in the reconciliations below, are provided because management uses this information in evaluating the results of the continuing operations of the company and/or internal goal setting.  In addition, the company believes this information provides investors better insight on underlying business trends and results in order to evaluate year over year financial performance.  See the tables below for supplemental financial data and corresponding reconciliations of these non-GAAP financial measures to GAAP financial measures for the three months and nine months ended November 30, 2006, and November 30, 2005.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company’s reported results prepared in accordance with GAAP.  Please refer to the company’s Web site at http://www.cbrands.com/CBI/investors.htm for more detailed description and further discussion of these non-GAAP financial measures.

	Three Months Ended November 30, 2006						Three Months Ended November 30, 2005						Percent Change - Reported Basis (GAAP)	Percent Change - Comparable Basis (Non-GAAP)

	Reported Basis (GAAP)	Items Affecting Comparability				Comparable Basis (Non-GAAP)	Reported Basis (GAAP)	Items Affecting Comparability				Comparable Basis (Non-GAAP)

		Mondavi Adverse Grape Cost	Inventory Step-up	Strategic Business Realignment(1)	Other			Mondavi Adverse Grape Cost	Inventory Step-up	Strategic Business Realignment(1)	Other(2)

Net Sales	$1,500.8					$1,500.8	$1,267.1					$1,267.1	18%	18%
Cost of product sold	(1,055.6)	0.6	17.8	2.3		(1,034.9)	(882.9)	6.3	2.0	7.2		(867.4)	20%	19%

Gross Profit	445.2	0.6	17.8	2.3	—	465.9	384.2	6.3	2.0	7.2	—	399.7	16%	17%
Selling, general and administrative expenses	(197.8)			10.8		(187.0)	(156.9)				(0.4)	(157.3)	26%	19%
Restructuring and related charges	(2.1)			2.1		—	(4.3)			4.3		—	(51)%	N/A
Acquisition-related integration costs	(9.5)			9.5		—	(1.6)			1.6		—	494%	N/A

Operating Income	235.8	0.6	17.8	24.7	—	278.9	221.4	6.3	2.0	13.1	(0.4)	242.4	7%	15%
Equity in earnings (loss) of equity method investees	10.4		1.8			12.2	6.5		2.9			9.4	60%	30%

EBIT						291.1						251.8	N/A	16%
Gain on change in fair value of derivative instrument	—					—	—					—	N/A	N/A
Interest expense, net	(73.1)					(73.1)	(48.1)					(48.1)	52%	52%

Income Before Income Taxes	173.1	0.6	19.6	24.7	—	218.0	179.8	6.3	4.9	13.1	(0.4)	203.7	(4)%	7%
Provision for income taxes	(65.3)	(0.2)	(7.1)	(6.2)		(78.8)	(70.8)	(2.5)	(1.8)	(5.1)	0.1	(80.1)	(8)%	(2)%

Net Income	$107.8	$0.4	$12.5	$18.5	$—	$139.2	$109.0	$3.8	$3.1	$8.0	$(0.3)	$123.6	(1)%	13%

Diluted Earnings Per Common Share (3)	$0.45	$—	$0.05	$0.08	$—	$0.58	$0.46	$0.02	$0.01	$0.03	$—	$0.52	(2)%	12%

Weighted Average Common Shares Outstanding - Diluted	239.396	239.396	239.396	239.396	239.396	239.396	238.583	238.583	238.583	238.583	238.583	238.583

Gross Margin	29.7%					31.0%	30.3%					31.5%
Operating Margin	15.7%					18.6%	17.5%					19.1%
EBIT Margin						19.4%						19.9%
Effective Tax Rate	37.7%					36.1%	39.4%					39.3%

(1)

For the three months ended November 30, 2006, strategic business realignment items include costs recognized by the company in connection with (i)  its plan to invest in new distribution and bottling facilities in the U.K. and to streamline certain Australian wine operations (collectively, the "Fiscal 2007 Wine Plan") of $12.0 million, net of a tax benefit of $2.5 million, (ii) the restructuring and integration of the operations of Vincor International Inc. (the "Vincor Plan") of $6.1 million, net of a tax benefit of $3.5 million, (iii)  its worldwide wine reorganization, including its program to consolidate certain west coast production processes in the U.S. (collectively, the "Fiscal 2006 Plan") of $0.6 million, net of a tax benefit of $0.5 million, (iv)  its restructuring and integration of the operations of the Robert Mondavi Corporation (the "Robert Mondavi Plan") of $0.2 million, net of a tax benefit of $0.0 million, (v)  its further realignment of business operations and its decision to exit the commodity concentrate product line in the U.S., both announced during fisal 2004 (the "Fiscal 2004 Plan") of $0.1 million, net of a tax benefit of $0.0 million, and (vi) the reduction in the loss on the sale of the company's branded bottled water business of $0.5 million, net of tax expense of $0.3 million.  For the three months ended November 30, 2005, strategic business realignment items include costs recognized by the company primarily in connection with the Fiscal 2006 Plan.

(2)

For the three months ended November 30, 2005, other consists of the reimbursement of certain costs associated with professional service fees incurred for due diligence in connection with the company’s evaluation of a potential offer for Allied Domecq.

(3)	May not sum due to rounding as each item is computed independently.

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Constellation Brands, Inc. and Subsidiaries
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)

	Nine Months Ended November 30, 2006						Nine Months Ended November 30, 2005						Percent Change - Reported Basis (GAAP)	Percent Change - Comparable Basis (Non-GAAP)

	Reported Basis (GAAP)	Items Affecting Comparability				Comparable Basis (Non-GAAP)	Reported Basis (GAAP)	Items Affecting Comparability				Comparable Basis (Non-GAAP)

		Mondavi Adverse Grape Cost	Inventory Step-up	Strategic Business Realignment(1)	Other(2)			Mondavi Adverse Grape Cost	Inventory Step-up	Strategic Business Realignment(1)	Other(2)

Net Sales	$4,074.2					$4,074.2	$3,555.6					$3,555.6	15%	15%
Cost of product sold	(2,895.6)	3.0	24.3	4.7		(2,863.6)	(2,517.4)	20.2	6.6	7.2		(2,483.4)	15%	15%

Gross Profit	1,178.6	3.0	24.3	4.7	—	1,210.6	1,038.2	20.2	6.6	7.2	—	1,072.2	14%	13%
Selling, general and administrative expenses	(574.8)			28.1	17.2	(529.5)	(478.5)				3.4	(475.1)	20%	11%
Restructuring and related charges	(26.1)			26.1		—	(8.4)			8.4		—	211%	N/A
Acquisition-related integration costs	(17.6)			17.6		—	(15.9)			15.9		—	11%	N/A

Operating Income	560.1	3.0	24.3	76.5	17.2	681.1	535.4	20.2	6.6	31.5	3.4	597.1	5%	14%
Equity in earnings (loss) of equity method investees	10.7		2.7			13.4	5.7		4.8			10.5	88%	28%

EBIT						694.5						607.6	N/A	14%
Gain on change in fair value of derivative instrument	55.1				(55.1)	—	—					—	N/A	N/A
Interest expense, net	(194.3)					(194.3)	(142.3)					(142.3)	37%	37%

Income Before Income Taxes	431.6	3.0	27.0	76.5	(37.9)	500.2	398.8	20.2	11.4	31.5	3.4	465.3	8%	8%
Provision for income taxes	(169.9)	(1.0)	(9.7)	(14.8)	13.6	(181.8)	(131.7)	(7.7)	(3.7)	(11.9)	(17.4)	(172.4)	29%	5%

Net Income	$261.7	$2.0	$17.3	$61.7	$(24.3)	$318.4	$267.1	$12.5	$7.7	$19.6	$(14.0)	$292.9	(2)%	9%

Diluted Earnings Per Common Share (3)	$1.09	$0.01	$0.07	$0.26	$(0.10)	$1.33	$1.12	$0.05	$0.03	$0.08	$(0.06)	$1.23	(3)%	8%

Weighted Average Common Shares Outstanding - Diluted	239.889	239.889	239.889	239.889	239.889	239.889	238.669	238.669	238.669	238.669	238.669	238.669

Gross Margin	28.9%					29.7%	29.2%					30.2%
Operating Margin	13.7%					16.7%	15.1%					16.8%
EBIT Margin						17.0%						17.1%
Effective Tax Rate	39.4%					36.3%	33.0%					37.1%

(1)

For the nine months ended November 30, 2006, strategic business realignment items consist primarily of costs recognized by the company in connection with (i)  the Fiscal 2007 Wine Plan of $26.3 million, net of a tax benefit of $7.8 million, (ii) the Vincor Plan of $11.6 million, net of a tax benefit of $6.7 million, (iii)  the Fiscal 2006 Plan of $6.2 million, net of a tax benefit of $3.5 million, (iv)  the Robert Mondavi Plan of $0.6 million, net of a tax benefit of $0.3 million, (v)  the Fiscal 2004 Plan of $0.1 million, net of a tax benefit of $0.0 million, and (vi) the loss on the sale of the company’s branded bottled water business of $16.9 million, including $3.5 million additional tax expense.  For the nine months ended November 30, 2005, strategic business realignment items include costs recognized by the company primarily in connection with the Robert Mondavi Plan and the Fiscal 2006 Plan.

(2)

For the nine months ended November 30, 2006, other includes (i)  a gain of $35.1 million, net of tax expense of $20.0 million, on the mark-to-market adjustment of the foreign currency forward contract entered into by the company in connection with the acquisition of Vincor to fix the U.S. dollar cost of the acquisition and payment of certain outstanding indebtedness, (ii)  the write-off of deferred financing fees of $7.4 million, net of a tax benefit of $4.4 million, in connection with the company’s repayment of its prior senior credit facility, and (iii)  foreign currency losses of $3.4 million, net of a tax benefit of $2.0 million, on foreign denominated intercompany loan balances associated with the acquisition of Vincor Internationl Inc. (“Vincor”).  For the nine months ended November 30, 2005, other consists of (i)  costs associated with professional service fees incurred for due diligence in conne ction with the company’s evaluation of a potential offer for Allied Domecq of $2.2 million, net of a tax benefit of $1.2 million, and (ii)  a non-cash reduction in the company’s provision for income taxes of $16.2 million as a result of adjustments to income tax accruals in connection with the completion of various income tax examinations.

(3)	May not sum due to rounding as each item is computed independently.

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Constellation Brands, Inc. and Subsidiaries
GUIDANCE - DILUTED EARNINGS PER SHARE AND FREE CASH FLOW
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)

Diluted Earnings Per Share Guidance	Range for the Year Ending February 28, 2007

Forecasted diluted earnings per share - reported basis (GAAP)(1)	$1.32	$1.37
Mondavi adverse grape cost	0.01	0.01
Inventory step-up	0.09	0.09
Strategic business realignment(2)	0.33	0.33
Other(3)	(0.10)	(0.10)

Forecasted diluted earnings per share - comparable basis (Non-GAAP)(4)	$1.65	$1.70

Actual for the Year Ended February 28, 2006

Diluted earnings per share - reported basis (GAAP)(1)	$1.36
Mondavi Adverse Grape Cost	0.06
Inventory step-up	0.06
Strategic business realignment	0.17
Other	0.01
Income tax adjustments	(0.07)

Diluted earnings per share - comparable basis (Non-GAAP)(4)	1.59
Pro forma stock-based compensation expense, net of related tax effects(5)	(0.15)

Diluted earnings per share - comparable basis, including pro forma stock-based compensation expense (Non-GAAP) (4)	$1.44

(1)

Includes $0.05 diluted earnings per share impact of expensing stock-based compensation for the year ending February 28, 2007, in accordance with the adoption of SFAS 123(R) beginning March 1, 2006.  Includes $0.02 diluted earnings per share impact of expensing stock-based compensation for the year ended February 28, 2006, in accordance with APB No. 25 and its related interpretations, which was recorded within Restructuring and Related Charges in the company’s Consolidated Statements of Income.

(2)

Includes $0.14, $0.08 and $0.03 diluted earnings per share for the year ending February 28, 2007, associated with the company’s Fiscal 2007 Wine Plan, Vincor Plan and Fiscal 2006 Plan, respectively, and $0.07 diluted earnings per share associated with the loss on the sale of the company’s branded bottled water business for the year ending February 28, 2007.(4)

(3)

Includes ($0.15), $0.03 and $0.01 diluted earnings per share for the year ending February 28, 2007, associated with the gain on the mark-to-market adjustment of the foreign currency forward contract entered into by the company in connection with the acquisition of Vincor to fix the U.S. dollar cost of the acquisition and payment of certain outstanding indebtedness, the write-off of deferred financing fees in connection with the company’s repayment of its prior senior credit facility, and foreign currency losses on foreign denominated intercompany loan balances associated with the acquisition of Vincor, respectively.(4)

(4)	May not sum due to rounding as each item is computed independently.

(5)

Amount included herein is net of the impact of actual stock-based compensation expense recorded in the company’s consolidated statement of income in accordance with APB No. 25 and its related interpretations (see (1) above).

Free Cash Flow Guidance

Free cash flow, as defined in the reconciliation below, is considered a liquidity measure and is considered to provide useful information to investors about the amount of cash generated after capital expenditures and excess tax benefits, which can then be used, after required debt service and dividend payments, for other general corporate purposes.  A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period.  Free cash flow should be considered in addition to, not as a substitute for, or superior to, cash flow from operating activities prepared in accordance with GAAP.

	Actual for the Nine Months Ended November 30, 2006	Actual for the Year Ended February 28, 2006	Range for the Year Ending February 28, 2007

Net cash provided by operating activities (GAAP)	$118.1	$436.0	$320.0	$340.0
Purchases of property, plant and equipment	(135.6)	(132.5)	(180.0)	(180.0)
Excess tax benefits from stock-based payment awards	12.0	—	15.0	15.0

Free cash flow (Non-GAAP)	$(5.5)	$303.5	$155.0	$175.0